                                                                  EXHIBIT 99(h)


                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
                              80 South Main Street
                        Hanover, New Hampshire 03755-2053



                                                                October 16, 2000



LEHMAN BROTHERS INC.
3 World Financial Center
New York, NY 10285

LEHMAN COMMERCIAL PAPER INC.
3 World Financial Center
New York, NY 10285


Ladies and Gentlemen:

             Reference is made to the CGU Acquisition Co. Senior Secured Credit Facilities Commitment Letter, dated as of September 24, 2000, and the related Fee Letter and Summary of Terms and Conditions (collectively, the "COMMITMENT PAPERS"), by and among Lehman Brothers Inc. ("LBI"), Lehman Commercial Paper Inc. ("LCPI") and White Mountains Insurance Group, Ltd. ("WMIG"). Terms used but not defined in this letter agreement have the meanings assigned thereto in the Commitment Papers.

         1. In Section V part (b) of the "Initial Conditions" section to the Summary of Terms and Conditions (the "TERM SHEET"), reference is made to a commitment from Berkshire Hathaway Inc. to purchase $175 million to $300 million of convertible preferred stock of WMIG (the "BERKSHIRE PREFERRED STOCK") as a part of the financing of the Acquisition. In
         Section VI "Negative Covenants" of the Term Sheet, reference also is made to the commitment from Berkshire Hathaway to purchase convertible preferred stock of WMIG. This letter agreement serves to confirm our understanding that each of these sections of the Term Sheet should be, and hereby are, amended to reflect that the Berkshire Preferred Stock may be issued by WMIG, Parent or the Borrower, and that the conversion feature of the Berkshire Preferred Stock may be replaced with a separate warrant to purchase WMIG common stock.

         2. In the second sentence of Section V part (c) of the "Initial Conditions" section to the Term Sheet, reference is made to the Seller Note. This letter agreement serves to confirm our understanding that the Term Sheet should be, and hereby is, amended to reflect that the Seller Note may be issued by, and therefore may constitute indebtedness of, WMIG, Parent or the Borrower.

         3. In Section VI "Affirmative Covenants" of the Term Sheet, reference is made to an agreement to either convert the Seller Note to common stock of the Parent or to refinance the Seller Note. This letter agreement serves to confirm our understanding that the Term Sheet should be, and hereby is, amended to reflect


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                                                                               2

         that the Seller Note may be converted into or purchased for common stock of WMIG, Parent or the Borrower.

         4. This letter agreement serves to confirm our understanding that the Sources and Uses Table, attached hereto as Annex I-B, shall be substituted for, and shall replace in full, Annex I-B to the Commitment Papers.

         5. This letter agreement serves to confirm our understanding that in the last sentence of the second to last paragraph of Annex II to the Term Sheet, the language "dispositions contemplated in clauses (v) through (viii)" should be, and hereby is, replaced by the language "dispositions contemplated in clauses (iv) through (vii)".

         6. This letter agreement serves to confirm that Lehman Brothers Inc. and Lehman Commercial Paper Inc. consent to Amendment No. 1 to the Stock Purchase Agreement, dated as of October 15, 2000.

                  [Remainder of page left blank intentionally]



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                                                                               3


                  This letter agreement may not be amended or any provision hereof modified except by an instrument, in writing, signed by LBI, LCPI and WMIG. This letter agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by signing in the appropriate space below, whereupon this letter agreement shall become a binding agreement between us.


                                    Very truly yours,


                                    WHITE MOUNTAINS INSURANCE GROUP, LTD.


                                    by: ____________________________
                                    Name:
                                    Title:



Accepted and agreed to as of the date first above written:

LEHMAN BROTHERS INC.


by:_____________________
Name:
Title:


LEHMAN COMMERCIAL PAPER INC.


by:_____________________
Name:
Title:
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                                                                       Annex I-B


                  CGU ACQUISITION CASH BASIS NEEDS AND SOURCES

                         NEEDS                                        SOURCES
$2,100  base purchase price                                $  250 WTM cash (1)
    70  estimated earnings adjustments                        400 WTM new equity (1)
   (33) CGU LIFE adjustment (estimated)                        75 WTM warrants (to BRK)
    (8) Soc Gen adjustment (estimated)                     ------
   (68) PILOT adjustment                                      725 estimated contributed cash
     9  Munich Re adjustment                               ------
------
 2,070  estimated adjusted purchase price                     321 CGU cash on hand, net
------                                                        235 CGU subsidiary swap
                                                           ------
 1,100  refinance of existing CGU debt                        556 estimated CGU cash
  (200) CGU LIFE proceeds (estimated)                      ------
  (120) Soc Gen proceeds (estimated)                          225 Acquisition Co preferred, face value $300 (to BRK)
  (285) PILOT proceeds                                        210 sub bridge loan from CGNU ("Seller Note")
------                                                      1,000 new term debt from third parties
   495  estimated adjusted existing debt
------
                                                           ------
    30  estimated expenses                                 $2,716 total sources
   100  2001 debt service                                  ======

------                                                     ------
$2,695  total needs                                        $   21 CUSHION
======                                                     ======

(1) WTM has $100 million of additional cash which it may use in lieu of new WTM equity or Acquisition Co preferred. In addition, WTM may increase the amount of new equity to $450 million (and correspondingly decrease the amount of WTM cash to $200 million). In any event, the total cash contributed by WTM and received from the issuance of Acquisition Co preferred will equal at least $950 million.